                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               US ONCOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                    [LOGO]
                                  US ONCOLOGY

                               US ONCOLOGY, INC.
                      16825 Northchase Drive, Suite 1300
                             Houston, Texas  77060

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     We cordially invite you to attend the 2002 Annual Meeting of Stockholders of US Oncology, Inc. The meeting will be held on Thursday, May 9, 2002, at 8:00 a.m., local time, at the Wyndham Hotel Greenspoint, 12400 Greenspoint Drive, Houston, Texas. At the meeting we will:

     1.   Elect four Class III directors to the Board of Directors;

     2. Vote on a proposal to approve the US Oncology, Inc. 2002 Key Executive Performance Stock Option Plan;

     3. Vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants; and

     4.   Transact any other business as may properly come before the meeting.

     Stockholders who owned US Oncology stock at the close of business on Tuesday, April 2, 2002, may attend and vote at the meeting. If you cannot attend the meeting, you may vote by completing the enclosed proxy card as instructed and mailing the proxy card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already returned a proxy card.

     We look forward to seeing you at the meeting.

                                   Sincerely,

                                   Leo E. Sands

                                   Leo E. Sands
                                   Executive Vice President and Secretary
Houston, Texas
April 8, 2002

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date, and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the proxy will save us the expense and extra work of additional solicitation. Enclosed for that purpose is an addressed envelope for which no postage is required if mailed in the United States. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.
--------------------------------------------------------------------------------

                               US ONCOLOGY, INC.
                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

      Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

      Voting materials, which include this proxy statement, the proxy card and the 2001 Annual Report to Stockholders, will be mailed to stockholders on or about April 11, 2002. Our principal executive offices are located at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060. Our telephone number is
(832) 601-8766. Throughout this proxy statement, we may refer to US Oncology, Inc. as "US Oncology" or the "Company".

      US Oncology will pay the costs of soliciting proxies from stockholders. We have engaged Georgeson & Company, a proxy solicitation firm, to assist in the solicitation of proxies from our stockholders. We will pay the fees of such firm, which are expected to be $9,500, plus their out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees of US Oncology may solicit proxies on behalf of US Oncology, without additional compensation, personally or by telephone.

                             QUESTIONS AND ANSWERS

Q: Who can vote at the meeting?
A: The Board set April 2, 2002 as the record date for the meeting. All stockholders who owned US Oncology common stock on April 2, 2002 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held by that stockholder on all matters to be voted on. On April 2, 2002, approximately 93.4 million shares of US Oncology common stock were outstanding.

Q: How many votes does US Oncology need to hold the meeting?
A: Shares are counted as present at the meeting if you:

   . are present and vote in person at the meeting; or . have properly submitted a proxy card.

   A majority of US Oncology's outstanding shares of common stock as of the record date must be present at the meeting, in person or by proxy, in order to hold the meeting and conduct business. This is called a quorum. For the purposes of determining a quorum, abstentions and broker non-votes will be included as present at the meeting.

Q: What proposals will be voted on at the meeting?
A: There are three proposals scheduled to be voted on at the meeting:

   .  Election of Class III directors; and
   . Approval of the US Oncology, Inc. 2002 Key Executive Performance Stock Option Plan; and
   . Ratification of PricewaterhouseCoopers LLP as US Oncology's independent accountants.

Q: What is the voting requirement to approve each of the proposals?
A: For the election of the Class III Directors, the four individuals receiving the highest number of "FOR" votes will be elected. The proposal to approve the US Oncology, Inc. 2002 Key Executive Performance Stock Option Plan requires the affirmative vote of a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants requires the affirmative vote of a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote.

Q: How are votes counted?
A: You may vote either "FOR" or "AGAINST" each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on either the proposal to approve the Company's 2002 Key Executive Performance Stock Option Plan or the proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants. If you abstain from voting on the approval of the US Oncology, Inc. 2002 Key Executive Performance Stock Option Plan or ratification of the Company's independent accountants, those abstentions will be counted as part of the total number of votes cast on those proposals in determining whether those proposals have received enough favorable votes, whereas broker non-votes will not be counted. This means that abstentions will have the same effect as a vote against those proposals, whereas broker non-votes will not affect the outcome of those proposals. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" each director, "FOR" the approval of the US Oncology, Inc. 2002 Key Executive Performance Stock Option Plan, and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote. However, these shares may be counted for the purpose of establishing a quorum at the meeting. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

  Q: How can I vote my shares in person at the meeting?
  A: Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

  Q: How can I vote my shares without attending the meeting?
  A: Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions included on your proxy card. For shares held in street name, the voting instruction card will be included by your broker or nominee. You may vote your shares by mail by signing your proxy card or, for shares held in the street name, by following the voting instruction card included by your broker or nominee and mailing in the enclosed potage-prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

  Q: How can I change my vote after I return my proxy?
  A: You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

  Q: What is US Oncology's voting recommendation?
  A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the approval of the US Oncology, Inc. 2002 Key Executive Performance Stock Option Plan, and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

  Q: Where can I find the voting results of the meeting?
  A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ended June 30, 2002.

                                PROPOSAL NO. 1
                        ELECTION OF CLASS III DIRECTORS

General

     Our Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the Class III directors expires at the 2002 Annual Meeting. At the Annual Meeting, stockholders will vote for the four nominees for Class III director listed below. Each of the nominees is currently one of our Class III directors. The term of each of the Class III directors elected at the meeting will continue until the annual meeting of stockholders in 2005 or until his successor has been duly elected and qualified.

Nominees to Serve a Three-Year Term Expiring at the 2005 Annual Meeting (Class III Directors)

Name of Director                 Age      Principal Occupation                                                 Director Since
----------------                 ---      --------------------                                                 --------------
Russell L. Carson                57       General Partner of Welsh, Carson, Anderson & Stowe,                  1992
                                          an investment partnership.

Richard B. Mayor                 67       Of Counsel, Andrews & Kurth, Mayor, Day, Caldwell &                  1993
                                          Keeton L.L.P., a law firm.

Boone Powell, Jr.                64       Retired President and Chief Executive Officer of                     1999
                                          Baylor Health Care System.

R. Dale Ross                     54       Chairman of the Board of Directors and Chief                         1992
                                          Executive Officer of US Oncology.

Russell L. Carson is a director of Select Medical Corporation, a health care company. Mr. Carson is also a director of various privately held health care companies.

Richard B. Mayor was a partner in the Houston law firm Mayor, Day, Caldwell & Keeton, L.L.P. since its formation in February 1982 until December 1998 and of counsel to that firm from January 1999 until its merger with Andrews & Kurth L.L.P. in October 2001. Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P. serves as outside counsel to us.

Boone Powell, Jr. was President and Chief Executive Officer of Baylor Health Care System from 1980 until 2000, and Chairman from 2000 to 2001. Mr. Powell serves as an active member of Voluntary Hospitals of America. He is a director of Abbott Laboratories, United Surgical Partners International and Comerica Bank - Texas and is a fellow of the American College of Health Care Executives. Mr. Powell was previously a director of Physician Reliance Network, Inc.

R. Dale Ross has been Chairman of the Board of Directors and Chief Executive Officer of US Oncology since December 1992.


Vote Required for Approval

     The four nominees receiving the highest number of votes will be elected as Class III directors.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

Continuing Directors

     The following describes current directors of the Company whose terms will continue after the annual meeting.

Directors Serving a Term Expiring at the 2003 Annual Meeting (Class I Directors)

Name of Nominee                  Age      Principal Occupation                                                 Director Since
---------------                  ---      --------------------                                                 --------------
J. Taylor Crandall               47       Managing Partner, Oak Hill Capital Management, Inc.,                 1999
                                          an investment company.

James E. Dalton                  58       President, Edinburgh Associates, Inc., a consulting                  1998
                                          company.

Burton S. Schwartz, M.D.         59       Physician, Minnesota Oncology Hematology, P.A., an                   1999
                                          oncology practice in Minneapolis, Minnesota.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years.

J. Taylor Crandall has been Managing Partner of Oak Hill Capital Management, Inc. since January 1999. Also, he is currently Vice President and Chief Operating Officer of Keystone, Inc., an investment company, where he has been a Vice President since 1986 and was formerly Chief Financial Officer. Mr. Crandall is a director of Sunterra Corporation, Washington Mutual, Inc., American Skiing Company, Meristar Hotels & Resorts, Inc., Meristar Hospitality Corporation and Broadwing, Inc. Mr. Crandall was formerly a director of Physician Reliance Network, Inc.

James E. Dalton was President and Chief Executive Officer and a director of Quorum Health Group, Inc., a health care company from 1990 until 2001, when Quorum was acquired by Triad Hospitals. Mr. Dalton now serves on the board of directors of AmSouth Bank, Select Medical Corporation and Genesis Health Ventures, Inc. He also serves on the Board of Trustees of Universal Health Realty Income Trust and American Hospital Association. Mr. Dalton is a Fellow of the American College of Healthcare Executives and is a past chairman of the Federation of American Hospitals.

Burton S. Schwartz, M.D. received his medical degree from Meharry Medical College in 1968 and is a board certified medical oncologist. Dr. Schwartz's oncology group, Minnesota Oncology Hematology, P.A., has been managed by us since February 1995. He is the immediate past president of that group. Dr. Schwartz was formerly a director of Physician Reliance Network, Inc.

Directors Serving a Term Expiring at the 2004 Annual Meeting (Class II
Directors)

Name of Director                 Age      Principal Occupation                                             Director Since
----------------                 ---      --------------------                                             --------------
Lloyd K. Everson, M.D.           57       Director, Vice Chairman of the Board of Directors                2001
                                          and former President of US Oncology, Inc.

Stephen E. Jones, M.D.           59       Physician, Texas Oncology, P.A., an oncology                     1999
                                          practice with locations throughout Texas.

Robert A. Ortenzio               43       President and Chief Executive Officer, Select                    1992
                                          Medical Corporation

Lloyd K. Everson was President of the Company from November 1993 until March 2001. He received his medical degree from Harvard Medical School and his oncology training at Memorial Sloan Kettering and at the National Cancer Institute. He is board certified in internal medicine and medical oncology.
Dr. Everson has published widely in the field of oncology and is a member of numerous professional associations. He also has served as President of the Association of Community Cancer Centers and as Associate Chairman for Community Programs for the Eastern Cooperative Oncology Group. Dr. Everson resigned as President of the Company in March 2001. In addition, in March 2001, Dr. Everson was appointed as a director of the Company and Vice Chairman of the Board of Directors. Dr. Everson previously served as a director of the Company from 1993 until 1999.

Stephen E. Jones, M.D. received his medical degree from Case Western Reserve School of Medicine and post-doctoral training and education at Stanford University. Dr. Jones is a board certified medical oncologist and internist and a member of the American Society of Clinical Oncology and the American Society of Hematology. Dr. Jones' practice, Texas Oncology, P.A., is managed by the Company.

Robert A. Ortenzio has been Chief Executive Officer of Select Medical Corporation since September 2001 and was President and Chief Operating Officer of Select Medical Corporation since February 1997. He is also a director of Select Medical Corporation. Prior to that time, Mr. Ortenzio was a co-founder and president of Continental Medical Systems, Inc., a provider of comprehensive medical rehabilitation programs and services, and a director of Horizon/CMS Healthcare Corporation, and served in various capacities at Continental Medical Systems, Inc. since February 1986.

Board Meetings and Committees

     The Board held five meetings in 2001. Each director attended at least 75% of the board meetings and committee meetings held during 2001 while he was a member of the Board or relevant committee. The Board has an Audit Committee, Compensation Committee, Nominating Committee and Executive Committee.

     The functions of the Audit Committee and its activities during 2001 are described below under the heading Report of the Audit Committee of the Board of Directors. The Board has confirmed that all members of the Audit Committee are "independent" and "financially literate" within the meaning of the rules of the Nasdaq Stock Market (where our stock is traded) and that at least one member of the Audit Committee is "financially sophisticated" within the meaning of the rules. The Audit Committee members are Richard B. Mayor (Chairman), James E. Dalton and Robert A. Ortenzio. The Audit Committee met seven times in 2001.

     The Compensation Committee reviews and recommends compensation for our officers and employees and recommends to the Board of Directors changes in our incentive compensation plans. The Compensation Committee is also responsible for the administration of our various stock option plans. The members of the Compensation Committee are Russell L. Carson (Chairman), Robert A. Ortenzio and Boone Powell, Jr. The Compensation Committee met four times in 2001.

     The Executive Committee has all of the powers of the Board of Directors as a whole, other than the power to amend our bylaws or to vote on any matter that under Delaware corporate law requires stockholder approval. The members of the Executive Committee are R. Dale Ross (Chairman), Russell L. Carson, Richard B. Mayor and Boone Powell, Jr. The Executive Committee met twice during 2001.

     The Nominating Committee has the power to nominate directors to be voted upon by stockholders and to fill all vacancies on the Board of Directors or any committee. The members of the Nominating Committee are Russell L. Carson (Chairman), R. Dale Ross, James E. Dalton, Richard B. Mayor and Boone Powell, Jr. The Nominating Committee did not meet during 2001, but did act by unanimous written consent with respect to nominations for directors.

Stockholder Nominations for Director

     As described above, the Nominating Committee of the Board of Directors is responsible for selecting the Board's nominees to serve as our directors. Stockholders may also nominate individuals to serve as directors provided that they comply with the procedures set forth in our certificate of incorporation and bylaws.

     Under our certificate of incorporation and bylaws, notice of proposed stockholder nominations for the election of directors must be timely given in writing to our corporate Secretary or Board of Directors prior to the meeting at which directors are to be elected. To be timely, a notice given with respect to any matter to be considered at an annual meeting of the stockholders (including nominations of director candidates) must be received at our principal executive offices at least 120 days before the anniversary of the date on which our proxy statement was released to our stockholders in connection with the previous year's annual meeting of stockholders or, if no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days, no later than ten days following the earlier of the date a notice of meeting is mailed or given to stockholders or the date when public disclosure of the meeting is otherwise made.

     With the notice, the stockholder must furnish the proposed nominee's written consent to being named as a nominee for election as a director and to serve as a director if elected. The stockholder must also provide the following information about the proposed nominee for director:

     .    the name, age, business address and residential address of such person,
     .    the principal occupation or employment of such person,
     . the class and number of shares of our capital stock that are then beneficially owned by such person, and
     . any other information relating to such person that is required by any law or regulation to be disclosed in solicitations of proxies for the election of directors.

In addition, the stockholder must furnish the following information:

     . the name and address, as they appear in our stock records, of such stockholder,
     . the class and number of shares of our capital stock that are then beneficially owned by such stockholder,
     . a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and
     . any other information required by any law or regulation to be provided by a stockholder intending to nominate a person for election as a director.

     Any nominee for director may also be required, at the request of the Board of Directors, to furnish to our corporate Secretary any other information concerning such nominee that is required to be included in a stockholder's notice of a proposed nomination. No person will be eligible for election as one of our directors unless nominated in compliance with the foregoing procedures. The chairman of a meeting of our stockholders must refuse to accept the nomination of any person not made in compliance with the procedures described above. Any such defective nomination will be disregarded.

Director Compensation

     During 2001, each non-employee member of the Board was paid $6,000 per quarter and $1,500 for each board meeting attended and was reimbursed for his reasonable expenses in connection with attending board and committee meetings. Starting in 2002, each Audit Committee member will also receive $1,500 for each Audit Committee meeting he attends. Nonemployee directors are also eligible to participate in US Oncology's 1993 Non-Employee Director Stock Option Plan. Under that plan, in 2001 each director other than R. Dale Ross and Lloyd K. Everson, M.D. was automatically granted an option to purchase 5,000 shares of US Oncology common stock. In addition, each director other than Mr. Ross and Dr. Everson was automatically granted an option to purchase 1,000 shares of US Oncology common stock for each committee on which such director served.

Executive Officers of the Registrant

The following is a list of our executive officers.

Name, Age, and Position                                       Experience
-----------------------                                       ----------
R. DALE ROSS, age 54                                          Mr. Ross has been Chairman of the Board and Chief
Chairman of the Board of Directors and Chief                  Executive Officer since December 1992.  From December
Executive Officer                                             1982 until April 1990, Mr. Ross was employed by HMSS,
                                                              Inc., a home infusion therapy company.  Mr. Ross
                                                              founded HMSS, Inc. and served as its President and
                                                              Chief Executive Officer and as a director.

JOSEPH S. BAILES, M.D., age 45                                Dr. Bailes joined US Oncology in June 1999.  Prior to
Executive Vice President for Clinical Services                that, he was Executive Vice President of Physician
                                                              Reliance Network, Inc. from 1993 to 1999.  Dr. Bailes
                                                              was formerly a physician at Texas Oncology, P.A., our
                                                              largest affiliated physician group.  He is a past
                                                              President of The American Society of Clinical Oncology
                                                              and currently serves as a director of ILEX Oncology,
                                                              Inc., a publicly-traded oncology pharmaceutical
                                                              development company.

BRUCE D. BROUSSARD, age 39                                    Mr. Broussard joined US Oncology in August 2000 with
Chief Financial Officer                                       primary responsibility for financial and accounting
                                                              activities, including financial reporting, treasury and
                                                              taxation.  Mr. Broussard was Chief Executive Officer of
                                                              HarborDental, a dental development company specializing
                                                              in free-standing upscale dedicated dental buildings,
                                                              from December 1997 until July 2000. From January 1996
                                                              to October 1997, he was Executive Vice President and
                                                              Chief Financial Officer of Regency Health Services,
                                                              Inc., a national chain of nursing homes and provider of
                                                              long-term health services. From 1993 to 1996, he was
                                                              the Chief Financial Officer and a director of Sun
                                                              Healthcare Group, a health care provider. Mr. Broussard
                                                              is a Certified Public Accountant. He currently serves
                                                              as a director and Audit Committee member at U.S.
                                                              Physical Therapy, Inc., a publicly-traded provider of
                                                              outpatient physical and occupational therapy.

ATUL DHIR, M.B; B.S., D. Phil., age 39                        Dr. Dhir joined US Oncology in November 1999.  As
President, Cancer Information and Research                    President of Cancer Information and Research Group, he
Group                                                         is responsible for our clinical trial activities,
                                                              cancer information services and transplant initiatives.
                                                              Prior to joining US Oncology, Dr. Dhir was Vice
                                                              President at Monsanto Corporation from 1996 to 1998;
                                                              President of Health Strategies Partners, a company he
                                                              founded that provided consulting services to hospitals
                                                              and physicians from 1994 to 1996; and a health care
                                                              consultant with McKinsey & Company from 1989 until
                                                              1993.  Dr. Dhir holds a D. Phil. in molecular biology
                                                              from Oxford University, where he was a Rhodes Scholar.

GEORGE D. MORGAN, age 49                  Mr. Morgan joined US Oncology in October 2000 and has
Chief Operating Officer                   over twenty years experience in operational and
                                          financial management in the health care industry.  At
                                          US Oncology, he is responsible for the operational
                                          management of our affiliated practices.  Mr. Morgan
                                          served as Executive Vice President and Chief Financial
                                          Officer of Mariner Post-Acute Network from January 1999
                                          until September 2000. On January 18, 2000 Mariner
                                          Post-Acute Network and substantially all of its
                                          subsidiaries filed voluntary petitions in the United
                                          States Bankruptcy Court for the District of Delaware
                                          under Chapter 11, Title 11 of the United States Code.
                                          From September 1994 to January 1999, Mr. Morgan served
                                          as a senior operating and senior corporate officer with
                                          Columbia/HCA Healthcare Corporation. His positions of
                                          responsibility included Chief Financial Officer, then
                                          Chief Operating Officer of the Western Group from
                                          September 1994 through April 1996; President of the
                                          Ambulatory Surgery Division from April 1996 through
                                          June 1998; and Senior Vice President--Managed Care from
                                          July 1998 until January 1999.


LEO E. SANDS, age 54                      Mr. Sands joined US Oncology in November 1992.  He is
Executive Vice President and Secretary    primarily responsible for our governmental relations,
                                          marketing and information technology activities.  Mr.
                                          Sands is a member of the board of the National Patient
                                          Advocacy Foundation.


PHILLIP H. WATTS, age 36                  Mr. Watts joined US Oncology in January 1998 as its
General Counsel                           General Counsel.  He has primary responsibility for
                                          overseeing our legal operations.  From September 1991
                                          until December 1997, Mr. Watts was an attorney at
                                          Mayor, Day, Caldwell & Keeton, L.L.P., a law firm in
                                          Houston, Texas.

            SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND CERTAIN
                                  STOCKHOLDERS

     The following table shows how much US Oncology common stock is owned as of April 2, 2002 by each director, each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and each holder of 5% or more of US Oncology's common stock.

                                             Number of Shares Owned          Number of Shares that May
                                             (including shares that may      be Acquired Within          Percentage of
                                             be acquired within 60 days      60 Days Through Option      Outstanding
Name                                         through option exercises)       Exercises                   common stock
----                                         -------------------------       ---------                   ------------
R. Dale Ross                                        2,194,754                      2,194,754                   2.3%
Lloyd K. Everson, M.D.                                822,166                        758,864                     *
Bruce D. Broussard                                     55,000                         50,000                     *
Joseph S. Bailes, M.D.                                607,435                        500,340/(1)/                *
Atul Dhir, M.B; B.S., D. Phil                          85,000                         85,000                     *
Leo E. Sands                                          360,000                        360,000                     *
Russell L. Carson                                  13,062,489/(2)/                    45,000                  14.0%
J. Taylor Crandall                                  3,745,288/(3)/                    60,938                   4.0%
James E. Dalton, Jr.                                   40,848                         40,000                     *
Stephen E. Jones, M.D.                                 30,190                         28,000                     *
Richard B. Mayor                                      168,454                         67,000                     *
Robert A. Ortenzio                                     62,307/(4)/                    38,000                     *
Boone Powell, Jr.                                     116,729/(5)/                    71,930                     *
Burton S. Schwartz, M.D.                               48,719                         25,000                     *
All directors and executive officers
as a group (16 persons)                            21,534,379/(2)/(3/)/(4)/(5)/    4,454,826/(1)/             22.0%
Welsh, Carson, Anderson & Stowe IX, L.P.           12,447,744                              0                  13.4%
  320 Park Avenue, Suite 2500
  New York, NY  10022
Dimensional Fund Advisors                           6,213,867                              0                   6.7%
  1299 Ocean Avenue, 11/th/ Floor
  Santa Monica, CA  90491
Heartland Advisors, Inc.                            5,863,700/(6)/                         0                   6.3%
  789 North Water Street
  Milwaukee, WI  53202


___________________________
/*/   Less than one percent
/1/   Includes 10,000 options granted by Texas Oncology, P.A. to Dr. Bailes.
/2/ Includes 18,000 shares held by family trusts. Mr. Carson disclaims beneficial ownership of such shares. Includes 12,447,744 shares held by Welsh, Carson, Anderson & Stowe IX and WCAS Management Corp.
/3/ All shares (other than options) are beneficially owned by FW Physicians Investors, L.P., an investment limited partnership ("FW Physicians"). Mr. Crandall serves as President of Group 31, Inc., the general partner of FW Physicians.
/4/ Excludes 14,990 shares of US Oncology common stock with respect to which Mr. Ortenzio has a remainder interest.
/5/ Does not include 2,311,054 shares owned by Baylor University Medical Center, which is part of the Baylor Health Care System, of which Mr. Powell is retired Chairman. Mr. Powell disclaims beneficial ownership of such shares.
/6/ Of these shares, 4,704,500 shares may be deemed to be owned by William J. Nasgovitz, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as a result of his position as an officer and director of Heartland Group, Inc.

Compensation of Executive Officers


     The following tables set forth (i) the remuneration paid by us for the three fiscal years ended December 31, 2001 to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, (ii) the number of shares of our common stock that are subject to options granted to such individuals during the last fiscal year and the hypothetical value thereof assuming specified annual rates of common stock price appreciation and (iii) the amount realized upon the exercise of stock options during the last fiscal year and the value at the end of the last fiscal year of all stock options held by such individuals.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                            Annual Compensation           Compensation
                                                      ------------------------------      ------------
                                                                                          Securities
                                                                                          Underlying
Name and Principal Position                    Year   Salary     Bonus        Other       Options
---------------------------                    ----   --------   ---------  --------      -------
R. Dale Ross                                   2001   $672,150    $184,501  $     0           125,000
  Chairman of the Board,                       2000   $618,694    $172,939  $     0         1,572,754
  Chief Executive Officer,                     1999   $528,592    $337,178  $     0           700,000
  and Director

Joseph S. Bailes, M.D.                         2001   $318,943    $ 61,626  $     0            75,000
  Executive Vice President                     2000   $308,126    $ 34,891  $     0            50,000
                                               1999   $291,924    $ 67,500  $76,153/(1)/      400,000

Bruce D. Broussard                             2001   $335,046    $ 49,154  $     0           100,000
  Chief Financial Officer                      2000   $123,921    $      0  $86,581/(1)/      200,000
                                               1999   $      0    $      0  $     0                 0

Atul Dhir, M.B; B.S., D. Phil.                 2001   $306,103    $ 51,876  $     0           100,000
  President,                                   2000   $263,292    $  8,217  $     0            50,000
  Cancer Information Research Group            1999   $ 37,500    $ 10,000  $     0           100,000

Leo E. Sands                                   2001   $343,913    $ 67,625  $     0           100,000
  Executive Vice President                     2000   $344,941    $ 49,640  $     0            50,000
  and Secretary                                1999   $228,972    $108,258  $     0           400,000

___________________________________
/(1)/  Relocation expenses

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2001

                                      Individual Grants
                                 ----------------------------
                                              % of Total
                                  Number of     Options                                                         Potential Value
                                  Securities  Granted to                                                    at Assumed Annual Rates
                                  Underlying   Employees     Exercise     Market Value                      Stock Price Appreciation
                                   Options     in Fiscal     Price Per     Per Share        Expiration          for Option Term
                                   Granted       Year         Share      On Grant Date         Date          5%                10%
------------------------------------------------------------------------------------------------------------------------------------
R. Dale Ross                       50,000        2.0%        $8.45           $8.45         March 21, 2011    $265,708      $673,356
                                   75,000        3.1%        $4.12           $4.84         October 23, 2011  $282,290      $632,529

Joseph S. Bailes, M.D.             25,000        1.0%        $8.45           $8.45         March 21, 2011    $132,854      $336,678
                                   50,000        2.0%        $4.12           $4.84         October 23, 2011  $188,193      $421,686

Bruce D. Broussard                 50,000        2.0%        $8.45           $8.45         March 21, 2011    $265,708      $673,356
                                   50,000        2.0%        $4.12           $4.84         October 23, 2011  $188,193      $421,686

Atul Dhir, M.B; B.S., D. Phil.     50,000        2.0%        $8.45           $8.45         March 21, 2011    $265,708      $673,356
                                   50,000        2.0%        $4.12           $4.84         October 23, 2011  $188,193      $421,686

Leo E. Sands                       50,000        2.0%        $8.45           $8.45         March 21, 2011    $265,708      $673,356
                                   50,000        2.0%        $4.12           $4.84         October 23, 2011  $188,193      $421,686


         2001 OPTION EXERCISES AND DECEMBER 31, 2001 OPTION VALUE TABLE

                                                                Number of Securities
                                                               Underlying Unexercised    Value of Unexercised In-the-Money
                                                             Options at Fiscal Year End    Options at Fiscal Year End(1)
                                  Shares Acquired   Value    --------------------------  ----------------------------------
                                    On Exercise    Realized  Exercisable  Unexercisable    Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------
R. Dale Ross                                  0     $      0   2,122,754      575,000    $   4,489,067     $   711,400

Joseph S. Bailes, M.D.                        0     $      0     475,340      295,000    $     523,800     $   521,200

Bruce D. Broussard                            0     $      0      40,000      260,000    $     109,200     $   607,800

Atul Dhir, M.B; B.S., D. Phil.                0     $      0      65,000      185,000    $     227,150     $   468,850

Leo E. Sands                            166,208     $844,492     314,000      340,000    $     209,400     $   521,200

(1) Based upon a closing price of the Company's common stock on December 31, 2001, as reported by The Nasdaq Stock Market, of $7.54 per share.


401(k) Plan

     Effective January 1, 1994, US Oncology adopted a 401(k) plan (the "401(k) Plan") covering substantially all employees who have completed at least 1,000 hours of service. We administer the 401(k) Plan. The plan permits covered employees to contribute up to 15% of their annual compensation up to the maximum legally allowable contribution per year, as adjusted for inflation, through salary reduction on a pre-tax basis in accordance with Section 401(k) of the Internal Revenue Code, as amended. We may make contributions to the 401(k) Plan but are not required to do so. During 2001, we elected to match 50% of employee contributions in cash, up to a maximum of 3% of an employee's salary and subject to salary ceiling rules imposed by the Internal Revenue Service.

Limitation of Liability; Indemnification of Officers and Directors

     Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law (the law of the Company's state of incorporation) or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on behalf of US Oncology) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

     Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require us to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of US Oncology or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification. We maintain director and officer liability insurance.

Employment Contracts and Change in Control Agreements

     We have entered into employment agreements with each of the executive officers named in the summary compensation table above. Generally, the employment agreements have three year terms, establish the executive's base salary and contain a noncompetition agreement for a period of one year following termination. We can terminate each employment agreement at any time for "cause," as defined in the employment agreement. The employee can terminate upon 30 days written notice. Each agreement can also be terminated if the employee is disabled or unable to perform his assigned duties for a continuous period of six months. In the event we terminate the employee without cause or the employee terminates for cause, we will continue to pay the employee a salary for a period of the greater of the remaining term of employment or one year following such termination. Upon a "change in control" the term of employment would be extended for an additional three years from the date of the change in control. The employee may terminate without cause, between three and six months after a "change in control", and receive one year's severance. A "change of control" occurs for purposes of the employment agreements if (i) the transfer of beneficial ownership of a majority of the outstanding US Oncology shares to any person, entity, or group (as defined in Section 13(d)(3)of the Securities Exchange Act of 1934, as amended); (ii) our stockholders prior to any merger, consolidation or other transaction do not continue to own at least fifty percent (50%) of the surviving entity following such merger, consolidation or other transaction; (iii) we sell all or substantially all of our assets to another entity that is not our subsidiary; (iv) we are materially or completely liquidated; or (v) during any consecutive two-year period, individuals who constituted our Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by our stockholders was approved by a vote of at least three quarters of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. A "change of control" shall not be deemed to have occurred in the event of a tender offer, leveraged buyout, leveraged recapitalization or similar transaction in which the then Chief Executive Officer participates directly or indirectly as an investor or participant in such transaction.

Severance Arrangements

     Effective March 2001, Dr. Lloyd Everson resigned his position as our President. In connection with the resignation, Dr. Everson became a part-time employee and will continue to provide leadership over physician communications and public policy initiatives. He was also appointed as a director and as Vice Chairman of the Board of Directors. In connection with the resignation, we agreed to pay Dr. Everson the severance benefits available under his employment agreement in effect at the time of resignation, which entitles him to continue to receive his base salary in effect on his date of resignation until January 1, 2003.

                 REPORT OF COMPENSATION COMMITTEE OF THE BOARD
                           ON EXECUTIVE COMPENSATION

     The following is the Report of the Compensation Committee of US Oncology describing the compensation policies and rationale applicable to US Oncology's executive officers. This information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that US Oncology specifically incorporates it by reference into a filing.

     The Compensation Committee consists (and consisted throughout 2001) of Russell L. Carson, Robert A. Ortenzio and Boone Powell, Jr. None of them is employed by the Company. Each of them is also an "outside director," as defined under Section 162(m) of the Internal Revenue Code, and a "non-employee director," as defined under Section 16(b) of the Securities Exchange Act.

     Compensation Philosophy And Committee Charter. US Oncology's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee sets US Oncology's compensation policies for executive officers, including the Chief Executive Officer, and evaluates the performance of the officers. Under its charter, the Committee is responsible for ensuring that the Company is able to attract and retain qualified people to serve as officers and in key management positions through the effective use of competitive compensation, benefits and management development programs. The Committee strongly believes that executive compensation should be directly linked to improvements in corporate performance and increases in stockholder value and should be consistent with US Oncology's business strategy. US Oncology needs to hire and retain high-quality, talented individuals to serve as officers and employees. To that end, US Oncology offers compensation that is designed to be competitive and to reward superior individual and company performance with superior levels of compensation. The Compensation Committee is expected to counsel the Chief Executive Officer regarding employment and compensation matters, to develop, review and evaluate policies and make recommendations with respect to benefit plans and programs or other compensation arrangements, to review and approve discretionary grants under the Company's stock option plans and to report to stockholders in the proxy statement on the Company's compensation policies. The Committee reports and makes recommendations to US Oncology's Board of Directors.

     Components Of Executive Compensation. The Compensation Committee focuses primarily on the following three components in forming compensation packages for executive officers:

     .    Base Salary
     .    Incentive Bonuses
     .    Long-Term Incentives

     Base Salary. Base salary levels are intended to be competitive with companies in US Oncology's peer group for employees in similar geographical locations. Salary levels are based upon the executive's background, qualifications and job performance at US Oncology.

     Incentive Bonuses. During 2001, cash bonuses were awarded based upon achievement of individual and Company goals. The primary basis for awarding cash bonuses has been the achievement of earnings per share goals for a given year.

     Long-Term Incentives. Stock-based incentives are used to motivate officers to achieve US Oncology's longer-term goals. US Oncology has generally placed greater emphasis on stock-based incentives than on cash bonuses in its compensation strategy for executive officers and will continue to do so.
Company and individual performance results are considered when determining discretionary stock-based incentive awards, although no pre-determined performance criteria are utilized. During the fiscal year ended December 31, 2001, the Committee awarded stock options to selected officers and key employees under the 1993 Key Employee Stock Option Plan in amounts generally consistent with the Committee's practice in recent prior years. By relying on long-term stock-based compensation, US Oncology puts a significant portion of each executive officer's total compensation at risk, based upon the financial performance of US Oncology. Furthermore, each executive's personal net worth may increase with any long-term appreciation of US Oncology's stock. In this manner, US Oncology seeks to align the long-term interests of its executive officers with the interests of US Oncology and its stockholders.

     For 2002 the Committee intends to continue its present performance-based compensation strategy, but with more focus on measurable financial objectives as described below. Our compensation philosophy will continue to reward performance for broad-based employees tied to both corporate goals and individual benchmarks, but will focus executive compensation almost exclusively on corporate financial targets.

     Compensation Of The Chief Executive Officer. Compensation of the Chief Executive Officer is intended to be competitive with compensation paid by companies in US Oncology's peer group in similar geographical locations. The Chief Executive Officer's salary in 2001 was based upon the Compensation Committee's evaluation of his performance and US Oncology's performance, and the achievement of specified goals. Company performance is measured by, among other things, corporate net earnings, revenues and a comparison to US Oncology's peer group. Measurements used to evaluate the Chief Executive Officer, in addition to earnings, include stock price performance and development of sound strategic, operating and expansion plans.

     Omnibus Budget Reconciliation Act Of 1993. The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") imposes a limit of $1,000,000, with certain exceptions, that a publicly held corporation may deduct in any year for the compensation paid to each of its five most highly compensated officers. The Committee intends to try to comply with the provisions of the Budget Act that would preserve the deductibility of executive compensation payments to the greatest extent possible under US Oncology's compensation policy. However, 1,000,000 of the options granted to Mr. Ross during 2000 were granted pursuant to a plan that has not been approved by the Company's stockholders.
Accordingly, under the Budget Act, compensation expense attributable to option exercises under that plan in excess of $1,000,000 in any one year would not be deductible by the Company for federal income tax purposes.

     New Incentive Compensation Plans For 2002. Following the engagement of an executive compensation consultant, a review of current policies, and a survey of other compensation practices in the health care industry, the Committee designed and adopted two new compensation plans in early 2002. The Committee intends that both plans will reward strategic, long-term value creation, as measured by objective financial targets. The annual performance incentive plan will award cash bonuses to a broad range of employees, including executive officers. For executives, bonuses will be based entirely on meeting objective financial targets that have been set for growth in EBITDA (earnings before interest, taxes, depreciation and amortization) and improvement in return on invested capital, commonly known as "ROIC," as well as participation in the Company's comprehensive compliance program and adherence to its corporate code of conduct. The 2002 Key Executive Performance Stock Option Plan is being submitted to stockholders for their approval at the annual meeting and is described in detail below. Vesting of initial options to be granted under this plan is also based on meeting objective ROIC targets during the next seven fiscal years, rather than being based on the passage of time or on short-term earnings per share or stock price targets. The Committee believes that ROIC and EBITDA together constitute a broader measure of the economic health and growth of the Company, incorporating profitability, asset productivity, long-term capital investment strategy, and returns to stockholders (which would be expected in the form of increased stock price).


Russell L. Carson, Chairman
Robert A. Ortenzio
Boone Powell, Jr.

                               PERFORMANCE GRAPH

     The graph below compares the value as of the last trading day of each of the five years ending with 2001 of $100 invested on December 31, 1996 in (a) US Oncology common stock; (b) the Nasdaq Stock Market Index and (c) the Nasdaq Health Services Index, an index that includes all U.S. and Canadian health care service companies listed on the Nasdaq Stock Market. The values calculated assume the reinvestment of all dividends. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, as amended, except to the extent that US Oncology specifically incorporates it by reference into such a filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                    [GRAPH]


                                                                  Cumulative Total Return

                                            ------------------------------------------------------------------
                                            12/31/96    12/31/97    12/31/98    12/31/99    12/31/00  12/31/01
                                            --------    --------    --------    --------    --------  --------
US Oncology, Inc.                            100.00      156.10      142.07       48.18       61.59     73.56
Nasdaq Stock Market (U.S.)                   100.00      122.48      172.68      320.89      193.01    153.15
Nasdaq Health Services                       100.00      102.60       86.98       69.96       96.04    103.82

                                PROPOSAL NO. 2
         APPROVAL OF US ONCOLOGY, INC. 2002 KEY EXECUTIVE PERFORMANCE
                               STOCK OPTION PLAN

     Our Board of Directors has adopted, subject to approval by stockholders, a new 2002 Key Executive Performance Stock Option Plan. The text of the plan is
attached to this proxy statement as Exhibit A.   Given that our mission is to
increase access to and advance the delivery of high-quality cancer care in community-based settings throughout the United States, we understand that we must have a highly motivated, focused and committed key executive management team to accomplish our mission and objectives. The purpose of the plan is to provide an additional incentive to a limited number of key executives to enhance the possibilities for long-term success beyond normal expectations and to reward them upon the achievement of that success.

     No grants have been made under the plan, and accordingly new plan benefits are not determinable at this time. In general, we would expect grants under the plan to be available to fifteen to twenty employees at the Company, including executive officers.

     A minimum of 3,750,000 of the shares available under the plan must be granted in initial grants. As required by the plan, the stock option agreements for each of these initial grants will contain the following provisions, none of which may be modified or revised except with the approval of holders of a majority of the shares of common stock that cast votes (in person or by proxy) at a duly called meeting:

     . a requirement that the option holder shall not receive any additional grants of stock options or other equity interests (including, without limitation, restricted stock grants, stock appreciation rights and phantom stock rights), whether pursuant to the plan or any other plan, prior to the second anniversary of the holder's initial grant under the plan;

     . a provision that vesting of the stock options granted shall not occur until seven years following the date of such grant, unless such vesting is accelerated pursuant to the next provision below; and

     . a vesting schedule setting forth certain internal return on invested capital (commonly referred to as "ROIC") targets for US Oncology beginning with the fiscal year ending December 31, 2002, which targets, if met, will result in some or all of the stock options granted becoming vested and exercisable.

In addition, the plan includes a requirement that the exercise price of any stock options granted thereunder may not be decreased or otherwise "repriced", whether through amendment, cancellation or replacement grants, which may not be amended without the approval of holders of at least a majority of the shares of common stock voting on the matter.

     Description Of The Plan. The plan provides for the grant of nonqualified stock options to key executive officers (including officers who may be members of the Board of Directors) of US Oncology and its subsidiaries, as determined by the Compensation Committee. 5,000,000 shares of common stock will be available for stock options under the plan. The plan will be administered by the Compensation Committee. The Compensation Committee is authorized, subject to the terms of the plan, to adopt rules and regulations for carrying out the plan, to select eligible participants and to determine all appropriate terms and conditions of the grant of options thereunder in accordance with the plan, with the decisions of the Compensation Committee binding on the Company and the participants under the plan. Options may not be granted with an exercise prices less than 100% of the fair market value per share of common stock at the date of grant. The number of shares subject to stock options granted pursuant to the plan is subject to adjustment in the event of a subdivision or consolidation of shares, other capital readjustment or payment of a stock dividend. The exercise price of an option may be paid in cash, in shares of common stock or in a combination thereof, and under the terms of the plan we may extend financing to any participant to purchase shares or to pay withholding taxes upon exercise of these options on such terms as may be approved by the Committee.

     Vested options may be exercised during the participant's continued employment with us and for a period expiring on the earliest of (i) the terms fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or (iii) 90 days following termination of such employment, unless the participant's employment is terminated for cause, in which case vested options terminate at 12:01 a.m. on the date of the participant's termination. If the participant's employment is terminated by reason of death, disability or retirement, any vested options expire on the earlier of (i) the term fixed by the Compensation

Committee (which term shall not exceed ten years from the grant date), or (ii) the first anniversary of such termination of employment as a result of death, disability or retirement. If a participant's employment is terminated for any reason other than death or disability, no further vesting will occur. In the event of a participant's death or disability, 50% of all shares covered by stock options that are not vested as of the date of such event will vest fully and immediately without regard to vesting schedules and will remain exercisable for the terms described above. Upon a change of control (as defined in the plan), all stock options will vest fully and immediately.

     The Board of Directors may modify, revise or terminate the plan at any time; provided, however, that without the further approval of the holders of at least a majority of our shares of common stock voting on the matter, the Board may not (i) change the aggregate number of shares which may be issued under stock options under the plan; (ii) reduce the exercise price of the stock options to less than the fair market value per share at the time the stock option is granted, or otherwise materially increase the benefits accruing to participants under the plan; (iii) change the class of persons eligible to receive stock options; (iv) otherwise cause the plan to not comply with the rules and regulations promulgated under Section 16(b) of the Exchange Act or
Section 162(m) of the Code, if applicable; or (v) change any of these terms regarding amendment of the plan.

     Certain Federal Income Tax Consequences. The plan is not a qualified plan under Section 401(a) of the Code. Options granted under the plan are "nonstatutory stock options" and not "restricted," "qualified" or "incentive" stock options, nor is the plan an "employee stock purchase plan," under Sections 422 through 424 of the Code. Recipients of options under the plan recognize no income for federal income tax purposes when options are granted, but recognize ordinary income on the date of exercise to the extent that the fair market value of common stock on such date exceeds the exercise price of the options. We are authorized to withhold any tax required to be withheld from the amount considered as ordinary income to the recipient of shares issued under the plan. In the event that funds are not otherwise available to cover any required withholding tax, the recipient will be required to provide such funds before the shares are issued. We will ordinarily be entitled to a deduction equivalent to the amount of ordinary income recognized by optionees.

Required Vote

     Approval of the plan requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) on the proposal if a quorum is present.

Recommendation Of The Board Of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE US ONCOLOGY, INC. 2002 KEY EXECUTIVE PERFORMANCE STOCK OPTION PLAN. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee is comprised of three non-employee members of the Board of Directors. The Board elects the Committee members if it determines that (1) all are "independent" as that concept is defined in the applicable rules of Nasdaq, (2) all of them are financially literate and (3) at least one of them has accounting or related financial management expertise. The Board of Directors has elected the undersigned as members of the Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee.

     The function of the Committee is to assist the Board in fulfilling its oversight responsibilities through regular or special meetings with management and the independent accountants on matters relating to

     . the Company's financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K,
     .    the Company's system of internal controls,
     .    the Company's audit and accounting processes generally and
     . the Company's systems and policies to comply with applicable laws and regulations.

     In carrying out this function, the Committee provides independent and objective oversight of the performance of the Company's financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management, internal auditors, compliance officers and the Board concerning the Company's financial and compliance position and affairs. The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and complying with applicable laws and regulations.

     Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our company's independent accountants are in fact "independent."

     The Committee met seven times during 2001. In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee discussed with the Company's outside auditors and management the critical accounting policies of the Company and key estimates used in preparing financial statements, as well as the quality of the Company's financial reporting. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                    Members of the Audit Committee

                                    Richard B. Mayor (Chairman)
                                    James E. Dalton
                                    Robert A. Ortenzio

                                PROPOSAL NO. 3
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

General

     The Company is asking its stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2002. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors or the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's best interests.

     PricewaterhouseCoopers LLP has acted as the Company's independent accountants since the Company's formation in 1992. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions.

Vote Required for Approval

     Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2002 requires the affirmative vote of a majority of the Company's outstanding shares that are present and entitled to vote at the meeting.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR 2002. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

                         INDEPENDENT ACCOUNTANTS' FEES

Audit Fees

     Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of the Company's financial statements for the fiscal year ended December 31, 2001 were $435,00.

Financial Information Systems Design and Implementation Fees

     During the fiscal year ended December 31, 2001, PricewaterhouseCoopers LLP rendered no professional services in connection with the design and implementation of financial information systems.

All Other Fees

     In addition to the fees described above, aggregate fees of $1,069,000 were paid to PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2001 for other professional services, including $660,000 for tax advice, $139,000 for employee benefit plan services, $134,000 for internal audit services and $136,000 for other services. Internal audit services provided by PricewaterhouseCoopers LLP comprised less than 40% of the total hours expended on our internal audit activities during 2001. The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence. The Committee determined that such non-audit services were consistent with the independence of PricewaterhouseCoopers LLP and established a policy that the Company's outside auditors would not provide any internal audit services in the future.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We do not believe that any of the transactions described below were made on terms less favorable to us than those that would have been available from unaffiliated parties and does not anticipate entering into transactions with affiliated parties in the future on terms less favorable than those that would be available from unaffiliated parties.

     Dr. Rogoff, a former director of US Oncology, is a practicing physician with Arizona Oncology Associates, P.C., a physician group affiliated with us since January 1995. During fiscal 2001, Arizona Oncology Associates, P.C. paid management fees of $6.0 million to us, excluding reimbursement for direct expenses of that physician group.

     Dr. Jones, who is one of our directors, and Dr. Bailes, who is our Executive Vice President, are employed by Texas Oncology, P.A. We and Texas Oncology, P.A. are parties to a service agreement pursuant to which we provide Texas Oncology, P.A. with comprehensive management and development services. In 2001, Texas Oncology, P.A. paid us an aggregate of approximately $43.2 million pursuant to the service agreement, excluding reimbursement for direct expenses of the group. That fee amount is equal to 33.5% of the earnings before interest and taxes of Texas Oncology, P.A., subject to certain adjustments. During 2001, we negotiated an amendment to our service agreement with Texas Oncology, P.A., which, among other things, reduced our percentage management fee from 35% to 33.5%. Texas Oncology, P.A. beneficially owns approximately 2.4%% of outstanding common stock. At December 31, 2001, Texas Oncology, P.A. was indebted to us in the aggregate amount of approximately $6.8 million. This indebtedness was incurred when we advanced working capital to Texas Oncology, P.A. for various uses, including the development of new markets and physician salaries and bonuses. This indebtedness bears interest at a rate negotiated by us and Texas Oncology, P.A. that approximates the published prime lending rate (4.75% at December 31, 2001).

     Mr. Powell, one of our directors, is the former Chairman of Baylor Health Care System, of which Baylor University Medical Center ("BUMC") is a part. We lease facilities from affiliates of BUMC. Additionally, affiliates of BUMC provide us various services, including telecommunications and maintenance services. In 2001, payments by us to BUMC totaled an aggregate of approximately $3.2 million for these services.

     Dr. Schwartz, one of our directors, is president and medical director of Minnesota Oncology Hematology, P.A. ("Minnesota Oncology"). We and Minnesota Oncology entered into a service agreement effective July 1, 1996. During 2001, Minnesota Oncology paid us an aggregate of approximately $4.6 million, excluding reimbursement for direct expenses of Minnesota Oncology, pursuant to its service agreement.

     As part of the consideration for Minnesota Oncology entering into the service agreement, we were required to issue without receiving additional consideration a prescribed number of shares of our common stock to Minnesota Oncology on July 1 of each year through 2001. During 2001, we issued 176,000 shares of our common stock to Minnesota Oncology pursuant to such yearly issuances.

                 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     Under U.S. securities laws, our directors, executive officers and any persons holding more than ten percent (10%) of our common stock are required to report their initial ownership of, and change in ownership of, our common stock to the Securities and Exchange Commission (SEC). Specific due dates have been established for the filing of these reports.

     We believe that during 2001, our officers, directors and 10% shareholders complied with requirements for reporting ownership and ownership changes in US Oncology common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Ortenzio filed a Form 4 relating to the sale of 5,000 shares of our common stock during March 2001 several days after the applicable deadline.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     In accordance with the rules established by the SEC, any stockholder proposal intended for inclusion in the proxy statement for next year's annual meeting of stockholders, which is anticipated to be held in May 2003, must be received by the Company no later than December 8, 2002. Such proposal should be sent to the Secretary of the Company at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

                                 OTHER MATTERS

     We do not know of any other matters to be submitted to the stockholders at the Annual Meeting.

                                                                       EXHIBIT A

                               US ONCOLOGY, INC.
               2002 KEY EXECUTIVE PERFORMANCE STOCK OPTION PLAN

     1. PURPOSE. The mission of US Oncology, Inc. (the "Company") is to increase access to and advance the delivery of high-quality cancer care in community-based settings throughout the United States. The Company understands that it must have a highly motivated, focused and committed key executive management team to accomplish its mission and objectives. The purpose of the 2002 Key Executive Performance Stock Option Plan (the "Plan") is to provide an additional incentive to a limited number of key executives to enhance the possibilities for long-term success beyond normal expectations and to reward them upon the achievement of that success.

     2. DEFINITIONS. As used herein the words and phrases below shall have the following meanings:

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Compensation Committee of the Board (or, if there is no such committee, the Board committee performing equivalent functions), which shall be comprised of at least three members who are (i) "non-employee directors" as defined under rules and regulations promulgated under
Section 16(b) of the Exchange Act and (ii) "outside directors" as defined in
Section 162(m) of the Code, and who shall be members of the Board, appointed by the Board to administer the Plan. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.

          (d) "Common Stock" shall mean the common stock of the Company, $.01 par value per share, regardless of the series or class.

          (e) "Disability" shall mean the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one hundred eighty (180) days. The Committee's determination as to whether a Participant has incurred a Disability shall be final and conclusive as to all interested parties.

          (f) "Eligible Employee" shall mean a key executive officer of the Company as determined pursuant to Section 4.

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (h) "Fair Market Value" shall mean, with respect to a share of Common Stock on any date herein specified, the average of the highest and lowest quoted Selling Price per share of Common Stock on the date in question. The term "Selling Price" per share of Common Stock for a day or days shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the transaction price of the shares of Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on NASDAQ, or (B) if the shares of Common Stock are not quoted on NASDAQ, the average of the closing bid and asked prices of the shares of Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such trading days the shares of Common Stock are not quoted by any such organization, the fair market value per share of Common Stock on such day(s), as determined in good faith by the Committee. If, in the discretion of the Committee, another means of determining Fair Market Value shall be necessary or advisable in order to comply with the requirements of
Section 162(m) of the Code or any other applicable law, governmental regulation, or ruling of any governmental entity, then the Committee may provide for another means of such determination.

          (i) "Participant" shall mean any individual who has received an award of a Stock Option and has not exercised the Stock Option and received the Common Stock subject to the Stock Option.

          (j) "Retirement" shall mean the termination of employment from the Company constituting retirement as determined by the Committee.

          (k) "Securities Act" shall mean the Securities Act of 1933, as now in effect or as hereafter amended.

          (l) "Stock Option" shall mean a stock option pursuant to which a Participant is eligible to acquire Common Stock pursuant to the terms and conditions of the Plan and the Stock Option Agreement.

          (m)  "Stock Option Agreement" shall mean the agreement described in
Section 7.

          (n) "Terminated For Cause" shall mean that a Participant's employment is terminated as a result of a breach of his or her written employment agreement, if the Participant is subject to a written employment agreement, or if the Committee determines that such Participant is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or its business interests or reputation.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have authority to adopt rules and regulations for carrying out the Plan, determine the Eligible Employees, determine the exercise price and term of each Stock Option, determine the vesting period and vesting conditions for Stock Options, determine the series or class of Common Stock to be subject to the Stock Option, determine the Fair Market Value of Common Stock, and interpret, construe, and implement the provisions of the Plan. Decisions of the Committee (including decisions regarding the interpretation and application of the Plan) shall be binding on the Company and on all Participants and other interested parties. The Committee shall hold its meetings at such times and places as it deems advisable. A majority of the Committee shall constitute a quorum for a meeting. All determinations of the Committee shall be made by a majority of its members attending the meeting. Furthermore, any decision or determination reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting properly called and held.

     4. ELIGIBLE EMPLOYEES. The individuals who shall be eligible to participate in the Plan shall be such key executive officers (including executive officers who may be members of the Board of Directors) of the Company, or of any subsidiary of the Company, as the Committee shall determine from time to time.

     5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; MAXIMUM GRANTS. The number of shares of Common Stock available for Stock Options shall equal 5,000,000. The shares of Common Stock available under the Plan may consist of shares of any series of Common Stock provided that the rights of such shares to dividends, to liquidation proceeds and to share in the appreciation in the value of the Company shall be not less than the rights of any other series of Common Stock. If any Stock Option shall expire or terminate for any reason without being exercised, shares of Common Stock subject to such Stock Option shall again be available for grant in connection with grants of subsequent Stock Options. The maximum number of shares of Common Stock that may be granted under Stock Options to any single Eligible Employee in any 12-month period shall be 750,000.

     6.   STOCK OPTION TERMS.

          (a)  Exercise Price. The exercise price per share of Common Stock
               --------------
under each Stock Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value per share of such Common Stock on the date of grant, as determined by the Committee.

          (b)  Term. The Committee shall fix the term of each Stock Option,
               ----
which shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant.

          (c)  Exercise; Transferability. The Committee shall determine the time
               -------------------------
or times at which a Stock Option may be exercised in whole or in part; provided, however, that other than as provided in Section 10, in no event shall a Stock Option be exercisable before the expiration of six months from the date of its grant or after ten years from the date of its grant. Stock Options shall not be transferable by the Participant otherwise than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code) and shall be exercisable only by him or by his duly appointed personal representative.

          (d)  Nonqualified Stock Options. Stock Options shall be "nonqualified"
               --------------------------
in that they shall not be designated by the Committee as intended to be qualified as "incentive" stock options under Section 422 of the Code.

          (e)  Method of Exercise. Stock Options shall be exercised by the
               ------------------
delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and, subject to the subsequent provisions hereof, the address to which the certificates representing shares of the Common Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Common Stock, which payment shall be made in cash or by cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Common Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail.

          (f)  Withholding. Whenever shares of Common Stock are to be issued or
               -----------
delivered pursuant to the Plan, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, which payment may be made in the manner set forth in clause (e) above or in the manner permitted by clause (g) below.

          (g)  Alternative Payment for Stock. Alternatively, payment of the
               -----------------------------
exercise price may be made, in whole or in part, by delivery of shares of Common Stock already owned by the Participant. Unless otherwise permitted by the Committee, payment of the exercise price with shares of Common Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Common Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Common Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

     The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Participant to purchase shares pursuant to exercise of a Stock Option and/or to pay withholding taxes on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

     (h) Terms of Initial Grants. Of the shares available under the Plan, at least 3,750,000 shares shall be made as initial grants (the "Initial Grants") following the adoption of the Plan by the Company's stockholders pursuant to
Section 22. The Stock Option Agreements for each Stock Option that is one of the Initial Grants to a Participant in connection with the adoption of this Plan shall contain the following provisions, none of which may be modified or revised except in compliance with Section 17 of this Plan:

                    (i) a requirement that the Participant shall not receive any additional grants of stock options or other equity interests (including, without limitation, restricted stock grants, stock appreciation rights and phantom stock rights) in the Company, whether pursuant to this Plan or any other plan, prior to the second anniversary of the Participant's initial grant under this Plan;

                    (ii) a provision that vesting of the Stock Options granted shall not occur until seven (7) years following the date of such grant, unless such vesting is accelerated pursuant to provision (iii) below; and

                    (iii) a vesting schedule setting forth certain internal return on invested capital ("ROIC") targets for the Company beginning with the fiscal year ending December 31, 2002, which targets, if met, will result in some or all of the Stock Options granted becoming vested and exercisable.

             (i)  No Change in Exercise Price. The exercise price of any Stock
                  ---------------------------
     Option granted at any time shall not be decreased or otherwise "repriced", whether through amendment, cancellation or replacement grants. This requirement shall not be modified or revised except in compliance with
     Section 17 of this Plan.

          7. STOCK OPTION AGREEMENT. The Stock Options awarded to an Eligible Employee shall be evidenced by a separate written agreement (the "Stock Option Agreement") which shall be subject to the terms and provisions of the Plan, and which shall be signed by the Participant and by the Chief Executive Officer or a Vice President of the Company, other than the Participant, in the name of and on behalf of the Company. The Stock Option Agreement shall contain such provisions the Committee in its discretion deems advisable. In the event of any inconsistency or conflict between the terms of the Plan and a Stock Option Agreement, the terms of the Plan shall govern.

          8. TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT.

             (a)  Termination of Employment. If a Participant's employment is
                  -------------------------
     terminated for any reason whatsoever other than death, Disability or Retirement, with respect to any Stock Option granted pursuant to the Plan outstanding at the time, unless otherwise established by the Committee, no further vesting shall occur and the Participant shall be entitled to exercise his or her rights with respect to the portion of the Stock Option vested as of the date of termination for a period expiring on the earlier of (i) the expiration date set forth in the Stock Option Agreement or (ii) ninety (90) calendar days after such termination date and, thereafter, the Stock Option and the Participant's rights thereunder shall be completely terminated; provided, however, that if a Participant is Terminated for Cause, such Participant's right to exercise the vested portion of his or her Stock Option shall terminate as of 12:01 a.m. on the date of termination of employment.

             (b)  Retirement. Unless otherwise approved by the Committee, upon
                  ----------
     the Retirement of a Participant:

                    (i) any nonvested portion of any outstanding Stock Option shall immediately terminate and no further vesting shall occur; and

                    (ii)  any vested Stock Option shall expire on the earlier of
          (A) the expiration date set forth in the Stock Option Agreement with respect to such Stock Option; or (B) the first anniversary of the date of Retirement.

             (c)  Death or Disability. Upon termination of employment as a
                  -------------------
          result of death or Disability:

                    (i) 50% of any nonvested portion of any outstanding Stock Option shall immediately and fully vest notwithstanding the original vesting schedule; and

                    (ii) any vested Stock Option, including those vested pursuant to Section (c)(i), shall expire upon the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Stock Option or (B) the first anniversary of such termination of employment as a result of death or Disability.

     9. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Stock Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Stock Option is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     10.  CHANGE IN STOCK AND ADJUSTMENTS; CHANGE OF CONTROL.

          (a) The existence of outstanding Stock Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Stock Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

          (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Stock Option, upon exercise of such Stock Option, shall be entitled to receive (at no additional cost but subject to any required action by stockholders) in lieu of the number and class of shares of Common Stock with respect to which such Stock Option is exercisable, the number and class of shares of stock (or other securities or consideration) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the same number and class of shares of Common Stock which he would have otherwise received upon exercise of such Stock Option.

          (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Stock Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive at no additional cost, in lieu of shares of Common Stock, shares of such stock (or other securities or consideration) as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) unless otherwise provided in the Participant's Stock Option Agreement, any limitations set forth in or imposed pursuant to this Plan shall automatically lapse so that all Stock Options, from and after a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding Stock Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of a Stock Option, and (b) unless otherwise provided in the Participant's Stock Option Agreement, each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations set forth in or imposed pursuant to Section 8 hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, or sale. In the event the acceleration of vesting provided by clause (ii) or (iii) above would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to unvested Stock Options as the Participant shall designate, and the Participant shall be entitled to designate from among his unvested Stock Options those Stock Options which shall not be subject to accelerated vesting.

          (e) Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, exercise of rights or warrants to subscribe therefor, or conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Stock Options.

          (f) Upon a Change of Control, any limitations set forth in or imposed pursuant to this Plan shall automatically lapse so all Stock Options shall be exercisable in full. For purposes of this Plan, a "Change of Control" is defined
(i) as the transfer of beneficial ownership of a majority of the outstanding shares of US Oncology stock to any person or entity (including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), except that if beneficial ownership would be deemed to occur merely upon the execution of voting agreements to support a merger, consolidation or other transaction to be consummated in the future, then the Board of Directors may in its sole discretion determine that the date of such Change of Control shall instead be the date of such consummation, (ii) the stockholders of the Company prior to any merger, consolidation or other transaction do not continue to own at least fifty percent (50%) of the surviving entity following such merger, consolidation or other transaction; (iii) the Company sells, leases or exchanges all or substantially all if its assets to any other person or entity (other than a direct or indirect wholly owned subsidiary of the Company); (iv) the Company is materially or completely liquidated; or (v) during any consecutive two-year period, individuals who constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least three quarters of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. Notwithstanding anything contained herein to the contrary, a "Change of Control" shall not be deemed to have occurred in the event of a tender offer, leveraged buyout, leveraged recapitalization or similar transaction in which the Company's then Chief Executive Officer participates or has any agreement or arrangement to participate directly or indirectly as an investor or participant (e.g., through receipt of equity, additional stock options or entering into a new employment agreement) in such transaction.

     11. NO RIGHTS AS STOCKHOLDER. A holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided in
Section 10, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     12. NO EFFECT ON EMPLOYMENT RELATIONSHIP. Participation in the Plan shall not confer upon any employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate any employee's employment at any time.

     13. NO FUND ESTABLISHED. It is not intended that awards under this Plan be set aside in a trust which would qualify as an employee's trust within the meaning of sections 401 or 402 of the Internal Revenue Code of 1986, as amended, or in any other type of trust, fund, or separate account. The rights of any Participant and any person claiming under such Participant shall not rise above or exceed those of an unsecured creditor of the Company.

     14.  NO ASSIGNMENT OR ALIENATION OF BENEFITS. Except as contemplated by
Section 6(c), no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.

     15. SUBSTITUTION OPTION. Stock Options may be granted under this Plan from time to time in substitution for stock options held by employees (or nonemployee directors) of another corporation who are about to become employees (or nonemployee directors) of the Company as the result of a merger or consolidation with the Company, or the acquisition by the Company of the assets of the other corporation, or the acquisition by the Company of stock of the other corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Stock Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options for which such substitute Stock Options are granted.

     16. GENDER, TENSE AND HEADINGS. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of this Plan.

     17. AMENDMENT AND TERMINATION. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the shares of Common Stock that cast votes (in person or by proxy) on the proposal at a duly called meeting, the Board may not (i) change the aggregate number of shares which may be issued under Stock Options pursuant to the provisions of the Plan; (ii) reduce the option price at which Stock Options may be granted to an amount less than 100% of the Fair Market Value per share at the time the Stock Option is granted, or otherwise materially increase the benefits accruing to Participants under the Plan; (iii) change the class of persons eligible to receive Stock Options; (iv) otherwise cause the Plan to not comply with the rules and regulations promulgated under Section 16(b) of the Exchange Act or Section 162(m) of the Code, if applicable; or (v) change any of the terms set forth in Sections 6(h) and 6(i), whether set forth in this Plan or in a Stock Option Agreement. No amendment or termination may adversely affect any vested right of a Participant without the written consent of such Participant.

     18. NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

     19. SEVERABILITY. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     20. GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Texas, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

     21. EFFECTIVE DATE. The Plan shall become effective and shall be deemed to have been adopted on March 21, 2002, if within one year of that date it shall have been approved by the holders of at least a majority of the shares of Common Stock that cast votes (in person or by proxy) on the proposal at a duly called meeting. No Stock Option shall be granted pursuant to the Plan after one day more than ten years after the effective date.

     22. STOCKHOLDERS APPROVAL. Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is effective, the Plan must be approved by the holders of at least a majority of the outstanding stock of the Company entitled to vote thereon voting in person, or by proxy, at a duly held stockholders' meeting, and no shares of Common Stock shall be issued under the Plan until such approval has been secured.

                              FRONT SIDE OF PROXY

                               US ONCOLOGY, INC.
                                 ANNUAL MEETING
                                  MAY 9, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. DALE ROSS and LEO E. SANDS, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of the Common Stock of US Oncology, Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held May 9, 2002, or any adjournment thereof.

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. RECEIPT OF THE PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS HEREBY ACKNOWLEDGED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 WHICH ARE BEING PROPOSED BY THE BOARD OF DIRECTORS OF US ONCOLOGY, INC.

                       (TO BE SIGNED ON THE REVERSE SIDE)



                               BACK SIDE OF PROXY


                     PLEASE MARK, DATE AND SIGN THIS PROXY

1.  ELECTION OF FOUR CLASS III DIRECTORS:
    Nominees: Russell L. Carson, Richard B. Mayor, Boone Powell, Jr.,
              R. Dale Ross
    [_] VOTE FOR all nominees listed, except as marked to the contrary (if any).
        (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
        LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE).
    [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. APPROVAL OF THE US ONCOLOGY, INC. 2002 KEY EXECUTIVE PERFORMANCE STOCK OPTION PLAN.
    [_] FOR       [_] AGAINST        [_] ABSTAIN

3. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.
    [_] FOR       [_] AGAINST        [_] ABSTAIN

4. In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                          Signature(s) of Stockholder(s)

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

                                          Dated:                         , 2002
                                                -------------------------

                                          (Please sign exactly as shown hereon.
                                          Executors, administrators, guardians,
                                          trustees, attorneys, and officers
                                          signing for corporations should give
                                          full title. If a partnership or
                                          jointly owned, each owner should
                                          sign.)